Exhibit 10.2

IMC RARE EARTHS LTD

2026 OMNIBUS INCENTIVE PLAN

FORM OF OPTION GRANT NOTICE AND OPTION AGREEMENT

This Option Grant Notice and Option Agreement, including any exhibits hereto, this “Agreement”, is made by and between IMC Rare Earths Ltd, an exempted company incorporated in the Cayman Islands with limited liability, the “Company”, and the individual named below, the “Participant”, pursuant to the IMC Rare Earths Ltd 2026 Omnibus Incentive Plan, as may be amended from time to time, the “Plan”. Capitalized terms used but not defined in this Agreement have the meanings given to them in the Plan.

OPTION GRANT NOTICE

The Company hereby grants to the Participant an Option to purchase Ordinary Shares, subject to the terms and conditions of the Plan and this Agreement, as follows:

Grant Detail	Terms
Participant	____________________________
Date of Grant	____________________________
Type of Award	Option
Number of Shares Subject to Option	____________________________ Ordinary Shares
Exercise Price per Share	US$________________
Fair Market Value per Share on Date of Grant	US$________________
Expiration Date	____________________________
Vesting Commencement Date	____________________________
Vesting Schedule	__________________________________
Service Provider Status	Employee / Director / Consultant
Option Type / Tax Classification	Non-statutory / non-qualified option / Other
Pre-Listing Option	Yes / No
Exercise Method	As provided in the Plan and this Agreement, and as permitted by the Administrator
Governing Law	Laws of the Cayman Islands

By signing below, the Participant acknowledges and agrees that:

●	the Option is granted under and governed by the Plan and this Agreement;
●	the Participant has received, read and understood the Plan and this Agreement;
●	the Participant accepts the Option subject to all terms, conditions, restrictions and limitations set forth in the Plan and this Agreement;
●	the Plan will control in the event of any inconsistency between the Plan and this Agreement; and
●	unless otherwise determined by the Administrator, this Agreement must be accepted and executed within sixty days after the Date of Grant, or such other period specified by the Administrator.

IN WITNESS WHEREOF, the Company and the Participant have executed this Option Grant Notice as of the Date of Grant set forth above.

IMC RARE EARTHS LTD	PARTICIPANT

By: ________________________	Signature: ____________________
Name: ______________________	Name: ________________________
Title: _______________________	Date: _________________________

OPTION AGREEMENT

1. Grant of Option

The Company hereby grants to the Participant an Option to purchase the number of Ordinary Shares set forth in the Option Grant Notice, at the Exercise Price per Share set forth in the Option Grant Notice, subject to the terms and conditions of the Plan and this Agreement.

The Option is intended to be an Option granted pursuant to Section 7 of the Plan. The Option is not intended to confer any rights other than those expressly provided under the Plan and this Agreement.

2. Incorporation of Plan

The Option is granted pursuant to, and is subject in all respects to, the terms and conditions of the Plan. The Plan is incorporated into this Agreement by reference. The Participant agrees to be bound by all terms of the Plan, as in effect on the Date of Grant and as may be amended in accordance with its terms.

3. Exercise Price

The Exercise Price per Share is set forth in the Option Grant Notice.

The Exercise Price shall not be less than the par value of an Ordinary Share. If the Participant is a United States taxpayer, the Exercise Price per Share shall not be less than the Fair Market Value of an Ordinary Share on the Date of Grant.

4. Vesting and Exercisability

Subject to the Participant’s continued employment or service with the Company or any Affiliate through each applicable vesting date, the Option shall vest and become exercisable in accordance with the Vesting Schedule set forth in the Option Grant Notice.

No portion of the Option shall be exercisable before it has vested. The Option may not be exercised for a fraction of an Ordinary Share.

The Administrator may, in its sole discretion, accelerate the vesting or exercisability of all or any portion of the Option, subject to the Plan and applicable law.

5. Special Rule for Pre-Listing Options

If the Option is granted before the listing of the Company’s shares on the New York Stock Exchange or any other share exchange, then, unless otherwise determined by the Administrator and subject to the Plan:

●	the Option shall vest on the date or dates specified in the Option Grant Notice or, if no vesting date is specified, after thirty-six calendar months of the Participant’s continuous employment with, or service to, the Company or any of its Affiliates; and
●	each vested portion of the Option shall be exercised within twelve calendar months after the applicable vesting date, failing which such vested portion shall lapse upon expiration of such period.

6. Term of Option

Unless earlier terminated under the Plan or this Agreement, the Option shall expire on the Expiration Date set forth in the Option Grant Notice.

In no event shall the Option be exercisable more than:

●	ten years after the Date of Grant, if granted to an Employee; or
●	five years after the Date of Grant, if granted to a non-employee Director or Consultant.

If, on the date the Option would otherwise expire, exercise of the Option, including by net exercise or cashless exercise, would violate applicable securities laws or any insider trading policy maintained by the Company, the expiration date shall be extended to the date that is thirty calendar days after the date on which exercise would no longer violate such securities laws or insider trading policy, subject in all cases to the terms of the Plan.

7. Method of Exercise

The Participant may exercise the vested portion of the Option by delivering to the Company a written or electronic notice of exercise, in such form and manner as the Administrator may prescribe, specifying the number of Ordinary Shares to be purchased.

The notice of exercise must be accompanied by payment in full of the aggregate Exercise Price for the Ordinary Shares being purchased and payment or satisfactory arrangement for any applicable taxes, withholding obligations, fees or other amounts required by the Company.

Subject to approval by the Administrator, payment of the Exercise Price may be made by one or more of the following methods:

●	cash or cash equivalent;
●	a cashless exercise procedure approved by the Administrator, including withholding of Ordinary Shares otherwise issuable upon exercise;
●	delivery or attestation of unrestricted Ordinary Shares already owned by the Participant having a Fair Market Value equal to the aggregate Exercise Price;
●	any other form of consideration approved by the Administrator and permitted by applicable law; or
●	any combination of the foregoing.

The Company shall not be required to issue or deliver any Ordinary Shares upon exercise of the Option unless all applicable legal, tax, regulatory, exchange, corporate and administrative requirements have been satisfied.

8. Termination of Employment or Service

Unless otherwise provided in the Option Grant Notice, determined by the Administrator or required by the Plan, the following rules shall apply upon termination of the Participant’s employment or service with the Company and all Affiliates.

8.1 Termination Other Than for Cause, Retirement, Disability or Death

If the Participant’s employment or service terminates for any reason other than Cause, Retirement, Disability or death:

●	the portion of the Option that is vested as of the date of termination shall remain exercisable until the date that is ninety days after such termination, and shall expire on such date if not exercised; and
●	the portion of the Option that is unvested as of the date of termination shall be cancelled and shall lapse at the commencement of business on the date of termination.

If the Participant dies during the ninety-day post-termination exercise period, such period shall be extended to one year after the date of termination.

8.2 Termination Due to Retirement, Disability or Death

If the Participant’s employment or service terminates due to Retirement, Disability or death:

●	the portion of the Option that is vested as of the date of termination shall remain exercisable until the date that is one year after such termination, and shall expire on such date if not exercised; and
●	the portion of the Option that is unvested as of the date of termination shall be cancelled and shall lapse at the commencement of business on the date of termination.

8.3 Termination for Cause

If the Participant’s employment or service is terminated for Cause, all outstanding portions of the Option, whether vested or unvested, shall expire at the commencement of business on the date of such termination.

8.4 No Exercise After Expiration

Notwithstanding anything to the contrary in this Agreement, the Option may not be exercised after the Expiration Date or any earlier cancellation, lapse or termination of the Option under the Plan or this Agreement.

9. Leaves of Absence; Changes in Status

The Administrator shall determine, in its sole discretion and in accordance with the Plan, the effect of any leave of absence, change from full-time to part-time employment, partial disability or other change in the Participant’s employment or service status on the vesting, exercisability or termination of the Option.

10. Automatic Exercise

Unless otherwise provided by the Administrator or directed by the Participant in writing to the Company, each vested and exercisable portion of the Option outstanding on the Automatic Exercise Date with an Exercise Price per Share that is less than the Fair Market Value per Share as of such date, and not less than the par value of an Ordinary Share, shall automatically be exercised on the Automatic Exercise Date in accordance with the Plan.

The Company or any Affiliate may deduct or withhold an amount sufficient to satisfy all taxes associated with such automatic exercise.

This Section shall not apply if the Participant’s employment or service has terminated on or before the Automatic Exercise Date, unless otherwise determined by the Administrator. This Section shall also not apply to Options granted before the listing of the Company’s shares on the New York Stock Exchange or any other share exchange.

11. Rights as Shareholder

The Participant shall have no rights as a shareholder of the Company with respect to any Ordinary Shares subject to the Option unless and until:

●	the Participant has validly exercised the Option;
●	the Participant has paid the applicable Exercise Price in full;
●	the Participant has satisfied all applicable tax withholding and other requirements under the Plan and this Agreement;
●	the Ordinary Shares have been issued to the Participant; and
●	the Participant has been registered as a shareholder of the Company in the Company’s register of members.

No dividends, dividend equivalents, voting rights or other shareholder rights shall apply to Ordinary Shares subject to the Option before such issuance and registration.

12. Tax Withholding

The Participant shall be solely responsible for all taxes, duties, social insurance contributions, payroll taxes, withholding obligations and similar amounts arising in connection with the grant, vesting, exercise, settlement, ownership or disposition of the Option or any Ordinary Shares acquired upon exercise.

No later than the date on which any amount relating to the Option first becomes includible in the Participant’s gross income or otherwise subject to tax or withholding, the Participant shall pay to the Company, or make arrangements satisfactory to the Administrator for payment of, all applicable withholding or similar obligations.

The Company may satisfy any applicable withholding obligation by any method permitted under the Plan and applicable law, including by withholding from cash or other amounts otherwise payable to the Participant, requiring a cash payment from the Participant, withholding Ordinary Shares otherwise deliverable upon exercise, permitting delivery of unrestricted Ordinary Shares already owned by the Participant, or using any other method approved by the Administrator and permitted by law.

The Participant acknowledges that the Company has not provided, and is not providing, tax advice. The Participant should consult the Participant’s own tax adviser regarding the tax consequences of the Option.

13. Securities Law Compliance

No Ordinary Shares shall be issued, transferred, purchased or sold under this Agreement unless and until:

●	all applicable securities, exchange control, tax, corporate and other laws, rules and regulations have been complied with to the satisfaction of the Company and its counsel; and
●	if required by the Company, the Participant has executed and delivered to the Company any investment representation letter, lock-up agreement, market standoff agreement, transfer restriction acknowledgement or other document required by the Administrator.

The Company shall not be required to register the Ordinary Shares, the Plan, the Option or this Agreement under the United States Securities Act of 1933, as amended, or under any other applicable securities laws.

The Participant understands that the Ordinary Shares acquired upon exercise may be subject to restrictions on transfer under applicable securities laws, the Company’s constitutional documents, the Plan, this Agreement, any insider trading policy, any market standoff or lock-up agreement and any other applicable agreement or policy.

14. Transfer Restrictions

The Option may not be sold, assigned, transferred, pledged, charged, hypothecated, mortgaged, encumbered, gifted, transferred in trust or otherwise disposed of, whether voluntarily, involuntarily or by operation of law, other than by will or the laws of descent and distribution, except with the prior written consent of the Administrator, which may be granted or withheld in the Administrator’s sole discretion.

Any purported transfer in violation of the Plan or this Agreement shall be null and void ab initio and shall not create any obligation or liability of the Company.

During the Participant’s lifetime, the Option may be exercised only by the Participant or, during any period in which the Participant is under a legal disability, by the Participant’s guardian or legal representative, unless otherwise determined by the Administrator in accordance with the Plan.

15. Adjustment

The Option and the Ordinary Shares subject to the Option shall be subject to equitable substitution or proportionate adjustment in connection with any Change in Capitalization, as determined by the Administrator in accordance with the Plan.

The Administrator’s determinations with respect to any adjustment shall be final, binding and conclusive.

16. Clawback; Compensation Recovery

The Option, any Ordinary Shares issued upon exercise and any proceeds or benefits related thereto shall be subject to any compensation recovery, recoupment, clawback or similar policy adopted by the Company, as in effect from time to time, including any policy adopted to comply with applicable law, stock exchange rules or corporate governance practices.

17. No Right to Continued Employment or Service

Nothing in the Plan, the Option Grant Notice or this Agreement shall confer upon the Participant any right to continue in the employment or service of the Company or any Affiliate. The Company and its Affiliates reserve the right to terminate the Participant’s employment or service at any time, with or without Cause, subject to applicable law and any separate written agreement between the Participant and the Company or any Affiliate.

18. No Advice; Independent Review

The Participant acknowledges that the Participant has had the opportunity to obtain independent legal, tax, financial and investment advice before accepting the Option. The Participant further acknowledges that the contents of the Plan have not been reviewed by any regulatory authority and that the Participant should obtain independent professional advice if in doubt about any of the contents of the Plan or this Agreement.

19. Notices

Any notice required or permitted under this Agreement shall be given in writing, including by electronic means if permitted by the Administrator, and shall be deemed given when delivered in accordance with procedures established by the Company.

Notices to the Company shall be addressed to:

IMC Rare Earths Ltd

Address: ______________________________________

Attention: __________________________________

Email: ______________________________________

Notices to the Participant shall be addressed to the Participant at the Participant’s address or email address then reflected in the Company’s records.

20. Electronic Delivery and Acceptance

The Company may, in its sole discretion, deliver the Plan, this Agreement, any prospectus, notice, document or other communication relating to the Option by electronic means. The Participant consents to electronic delivery and agrees to participate in the Plan through any online or electronic system established and maintained by the Company or a third-party administrator designated by the Company.

Electronic acceptance of this Agreement shall have the same force and effect as manual execution.

21. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Cayman Islands, without giving effect to principles of conflicts of law of the Cayman Islands.

22. Severability

If any provision of this Agreement is held to be invalid, illegal or unenforceable, whether in whole or in part, such provision shall be deemed modified to the extent necessary to make it valid, legal and enforceable, and the remaining provisions of this Agreement shall not be affected.

23. Entire Agreement; Plan Controls

The Plan and this Agreement constitute the entire agreement between the Company and the Participant with respect to the Option and supersede all prior agreements, understandings and communications, whether written or oral, with respect to the Option.

In the event of any inconsistency between the Plan and this Agreement, the terms and conditions of the Plan shall control.

24. Amendments

This Agreement may be amended only in accordance with the Plan. No amendment, modification or termination of this Agreement shall materially and adversely impair the Participant’s rights under the Option without the Participant’s prior written consent, except as otherwise permitted under the Plan or required by applicable law.

25. Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

EXHIBIT A

FORM OF EXERCISE NOTICE

IMC Rare Earths Ltd

Address: __________________________________________

Attention: ______________________________________

Email: __________________________________________

Re: Exercise of Option

The undersigned participant, the “Participant”, hereby elects to exercise the Option granted to the Participant under the IMC Rare Earths Ltd 2026 Omnibus Incentive Plan and the related Option Grant Notice and Option Agreement, as follows:

Exercise Detail	Terms
Participant	____________________________
Date of Grant	____________________________
Number of Ordinary Shares Subject to Option	____________________________
Exercise Price per Share	US$________________
Number of Ordinary Shares Being Exercised	____________________________
Aggregate Exercise Price	US$________________
Payment Method	____________________________
Tax Withholding Arrangement	____________________________

The Participant represents, warrants and agrees that:

●	the Participant has received, read and understood the Plan and the Option Agreement;
●	the Participant is exercising only the vested and exercisable portion of the Option;
●	the Participant will pay the aggregate Exercise Price and satisfy all applicable tax withholding obligations in a manner acceptable to the Company;
●	the issuance of Ordinary Shares may be subject to applicable legal, regulatory, tax, securities, exchange control, corporate and administrative requirements; and
●	the Ordinary Shares issued upon exercise shall be subject to the Plan, the Option Agreement, the Company’s constitutional documents and all applicable laws and Company policies.

Date: __________________________________

Participant Signature: _________________________

Name: __________________________________